Exhibit 99.2

Central Jersey Bancorp Press Release

Central Jersey Bancorp Reports Operating Results for Third Quarter of 2009

OAKHURST, NEW JERSEY, October 22, 2009 (NASDAQ Global Market: CJBK):

Central Jersey Bancorp, the parent company of Central Jersey Bank, N.A., reported net income and net income available to common shareholders of $920,000 and $734,000, respectively, for the three months ended September 30, 2009, as compared to $1.03 million for both for the same period in 2008. The net income available to common shareholders figure takes into account $186,000 in preferred stock dividends paid to the U.S. Department of the Treasury as part of the Capital Purchase Program during the three months ended September 30, 2009. Basic and diluted earnings per share for the three months ended September 30, 2009 and 2008 were $0.08 and $0.11, respectively.

For the nine months ended September 30, 2009, Central Jersey Bancorp reported net income and net income available to common shareholders, excluding a non-cash goodwill impairment charge, of $1.9 million and $1.3 million, respectively, as compared to $2.3 million for both for the same period in 2008. The net income available to common shareholders figure takes into account $557,000 in preferred stock dividends paid to the U.S. Department of the Treasury as part of the Capital Purchase Program during the nine months ended September 30, 2009. The decrease in net income is primarily attributable to $4.5 million in provision for loan losses recorded during the nine months ended September 30, 2009, resulting from credit deterioration due to general economic conditions. This charge was partly mitigated by $2.8 million in gains realized from the sale of investment securities during the period. Central Jersey Bancorp recognized a second quarter $27.0 million goodwill impairment charge, resulting in a net loss available to common shareholders of $25.6 million for the first nine months of 2009. Basic and diluted loss per share for the nine months ended September 30, 2009 were ($2.82), as compared to basic and diluted earnings per share of $0.25 and $0.24, respectively, for the same period in 2008. Per share earnings were adjusted in all periods to reflect the 5% stock dividend paid on July 1, 2008.

The $27.0 million in goodwill was recorded on January 1, 2005 in conjunction with the combination with Allaire Community Bank. The goodwill impairment charge was a non-cash adjustment to Central Jersey Bancorp’s financial statements which did not affect cash flows, liquidity, or tangible capital. As goodwill is excluded from regulatory capital, the impairment charge did not impact regulatory capital ratios of Central Jersey Bancorp or Central Jersey Bank, N.A., both of which remain “well-capitalized” under regulatory requirements. The goodwill impairment charge was recorded in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, which requires an interim goodwill impairment analysis under certain events including “a more-likely-than-not expectation that a reporting unit will be sold.”

The respective shareholders of Central Jersey Bancorp and OceanFirst Financial Corp. approved the merger of Central Jersey Bancorp with and into OceanFirst Financial Corp. at special meetings of shareholders held by each company on October 1, 2009. OceanFirst Financial Corp. and Central Jersey Bancorp expect to consummate the merger in the fourth quarter of 2009. Completion of the merger remains subject to regulatory approval and certain other conditions in accordance with the terms of the Agreement and Plan of Merger, dated as of May 25, 2009, by and between OceanFirst Financial Corp. and Central Jersey Bancorp. Upon closing, Central Jersey Bancorp shareholders will receive 0.50 share of OceanFirst Financial Corp. common stock for each Central Jersey Bancorp share held.

Results of Operations

Net interest income was $4.7 million and $13.8 million for the three months and nine months ended September 30, 2009, respectively, as compared to $5.0 million and $13.6 million, respectively, for the same periods in 2008. Net interest income for the three months ended September 30, 2009 and 2008 was comprised primarily of $5.4 million in interest and fees on loans during each period, $1.2 million and $2.0 million, respectively, in interest on investment securities and $61,000 and $60,000, respectively, in interest income on federal funds sold and due from banks, less interest expense on deposits of $1.7 million and $2.0 million, respectively, interest expense on borrowed funds of $236,000 and $429,000, respectively, and interest expense on subordinated debentures of $43,000 and $78,000, respectively. Net interest income for the nine months ended September 30, 2009 and 2008 was comprised primarily of $15.4 million and $15.8 million, respectively, in interest and fees on loans, $4.6 million and $5.5 million, respectively, in interest on investment securities and $198,000 and $332,000, respectively, in interest income on federal funds sold and due from banks, less interest expense on deposits of $5.5 million and $6.9 million, respectively, interest expense on borrowed funds of $730,000 and $989,000, respectively, and interest expense on subordinated debentures of $150,000 and $252,000, respectively.

For the three and nine months ended September 30, 2009, the average yield on interest-earning assets was 4.33% and 4.98%, respectively, as compared to 5.87% and 5.96%, respectively, for the same periods in 2008. The average cost of deposits and interest-bearing liabilities for the three and nine months ended September 30, 2009 was 1.71% and 1.90%, respectively, as compared to an average cost of 2.45% and 2.77%, respectively, for the same periods in 2008. The decrease in both the average yield on interest-earning assets and the average cost of deposits and interest-bearing liabilities for the three and nine months ended September 30, 2009 was primarily due to the significant reduction in the general level of short term interest rates and the 500 basis point reduction in the Prime Rate of interest which occurred between September 2007 and December 2008. The average net interest margin for the three and nine months ended September 30, 2009 was 3.38% and 3.35%, respectively, as compared to 3.99% and 3.78%, respectively, for the same periods in 2008. The market remains very competitive for deposit and loan pricing.

For the three and nine months ended September 30, 2009, the provision for loan losses was $1.1 million and $4.5 million, respectively, as compared to $252,000 and $399,000, respectively, for the same periods in 2008. The recorded provision for loan losses was mostly related to the credit risk rating downgrade of certain performing loans, a $2.5 million increase in the specific reserve of certain impaired loans and loan charge-offs totaling $717,000. The significant increase in the provision for loan losses is due to the credit deterioration of certain commercial and commercial real estate loans as a result of general economic conditions.

Non-interest income, which consists of gains on the sale of investment securities available-for-sale, service charges on deposit accounts, gains on the sale of loans held-for-sale and income from bank owned life insurance, was $1.5 million and $4.5 million, respectively, for the three and nine months ended September 30, 2009, as compared to $844,000 and $2.0 million, respectively, for the same period in 2008. Of this amount, gains on the sale of investment securities available-for-sale totaled $731,000 and $2.8 million, respectively, for the three and nine months ended September 30, 2009, as compared to $340,000 and $402,000, respectively, for the same periods in 2008. Gains on the sale of loans held-for-sale were $304,000 and $510,000, respectively, for the three and nine months ended September 30, 2009, as compared to $81,000 and $348,000, respectively, for the same periods in 2008.

Non-interest expense was $4.1 million and $39.1 million, respectively, for the three and nine months ended September 30, 2009, as compared to $4.0 million and $11.7 million for the same periods in 2008. The increase in non-interest expense for the nine months ended September 30, 2009 was directly related to the one-time, $27.0 million non-cash goodwill impairment charge. Non-interest expense generally includes costs associated with employee salaries and benefits, occupancy expenses, data processing fees, core deposit intangible amortization and other operating expenses.

Financial Condition

Central Jersey Bancorp’s assets, at September 30, 2009, totaled $577.7 million, a decrease of $21.7 million, or 3.6%, from the December 31, 2008 total of $599.4 million. The decrease in total assets was due primarily to the one-time, non-cash goodwill impairment charge of $27.0 million.

Cash and cash equivalents were $71.0 million at September 30, 2009, an increase of $61.2 million over the December 31, 2008 total of $9.8 million. The increase in liquidity is due primarily to the timing of cash flows related to Central Jersey Bank, N.A.’s business activities and the sale of investment securities.

Investment securities totaled $114.2 million at September 30, 2009, a decrease of $71.2 million, or 38.4%, from the December 31, 2008 total of $185.4 million. The decrease was primarily due to the sale of $119.4 million of mortgage backed securities, $37.1 million of municipal bond and note obligations and $10.0 million of government-sponsored agency securities. For the nine months ended September 30, 2009, principal pay downs of securities totaled $24.6 million, purchases of mortgage-backed securities totaled $43.2 million, municipal bond and note obligations totaled $94.1 million, purchases of government-sponsored agency securities totaled $21.8 million, $35.3 million of government-sponsored agency securities were matured and/or called, $707,000 of municipal bonds were matured and/or called and net premium/discount amortization totaled $2.4 million. In addition, at September 30, 2009, the net change of the unrealized gain on available-for-sale securities decreased by $881,000 from December 31, 2008.

There were no loans held-for-sale at September 30, 2009, as compared to $400,000 at December 31, 2008. The decrease in loans held-for-sale is due primarily to the timing of residential mortgage loan closings.

Loans, net of the allowance for loan losses, totaled $371.5 million at September 30, 2009, an increase of $15.2 million, or 4.3%, over the $356.3 million balance at December 31, 2008. Gross loans totaled $380.2 million at September 30, 2009, an increase of $19.2 million, or 5.3%, over the $361.0 million balance at December 31, 2008. The increase in loan balances was due primarily to the origination of commercial real estate loans, consumer home equity loans and lines of credit during the period off set by principal pay downs.

Deposits, at September 30, 2009, totaled $459.8 million, an increase of $41.0 million, or 9.8%, over the December 31, 2008 total of $418.8 million. The increase in deposit balances was reflective of continued core deposit growth that occurred throughout Central Jersey Bank, N.A.’s retail franchise.

Other borrowings were $54.1 million at September 30, 2009, as compared to $71.7 million at December 31, 2008, a decrease of $17.6 million, or 25.0%. The decrease was primarily due to a decrease in overnight borrowings of $27.5 million to a zero balance at September 30, 2009. This was offset by the growth in the bank’s subsidiary’s sweep account product for business customers of $10.0 million.

At September 30, 2009, book value per share and tangible book value per share were $4.95 and $4.82, respectively, as compared to $7.91 and $4.75, respectively, at December 31, 2008.

Asset Quality

The allowance for loan losses (“ALL”), which began the year at $4.7 million, or 1.31% of total loans, increased to $8.7 million at September 30, 2009, or 2.28% of total loans. Non-performing loans totaled $21.1 million at September 30, 2009, as compared to $2.7 million at December 31, 2008. The increase in non-performing loans was due primarily to certain commercial loans which were placed on non-accrual status and/or deemed to be impaired during the nine months ended September 30, 2009. The loans which were deemed to be impaired required a specific reserve in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan. There were $2,000 and $717,000, respectively, in loan charge-offs during the three and nine months ended September 30, 2009, as compared to no loan charge-offs for the same periods in 2008.

Asset Quality Statistics

	For the three months ended
(dollars in thousands)	September 30, 2009		December 31, 2008		September 30, 2008

Provision for loan losses	$1,058		$920		$252

Net charge-offs	$2		—		—
Net charge-off ratio (annualized)	0.01%		—		—

Average loans outstanding	379,609		353,324		324,078

(dollars in thousands)	At September 30, 2009		At December 31, 2008		At September 30, 2008

Non-performing loans (“NPL”) (includes non-accrual and impaired loans)	$21,105		$2,690		$974
NPL to total loans ratio	5.55%		0.75%		0.30%
Total ALL to total NPL	0.41	x	1.76	x	3.92	x
NPL to tangible common equity + ALL ratio	39.80%		5.66%		2.18%
NPL to Tier I capital + ALL ratio	38.02%		5.46%		1.97%

Allowance for loan losses	$8,677		$4,741		$3,817
Allowance for loan losses to total loans ratio	2.28%		1.31%		1.10%

Total loans	$380,206		$360,998		$347,043
Tangible common equity	$44,349		$42,751		$40,806
Tier I capital	$46,829		$44,440		$45,531

About the Company

Central Jersey Bancorp is the holding company and sole shareholder of Central Jersey Bank, N.A. Central Jersey Bank, N.A. provides a full range of banking services to both individual and business customers through thirteen branch facilities located in Monmouth and Ocean Counties, New Jersey. Central Jersey Bancorp is traded on the NASDAQ Global Market under the trading symbol “CJBK.” Central Jersey Bank, N.A. can be accessed through the internet at CJBNA.com.

Forward Looking Statements

Statements about the future expectations of Central Jersey Bancorp and its subsidiary, Central Jersey Bank, N.A., including future revenues and earnings, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Since these statements involve risks and uncertainties and are subject to change at any time, the companies’ actual results could differ materially from expected results. Among these risks, trends and uncertainties are the effect of governmental regulation on Central Jersey Bank, N.A., interest rate fluctuations, regional economic and other conditions, the availability of working capital, the cost of personnel and technology, and the competitive market in which Central Jersey Bank, N.A.

Contacts

James S. Vaccaro, President and CEO, 732-663-4040

Robert S. Vuono, Sr. EVP & COO, 732-663-4041

Anthony Giordano, III, EVP and CFO, 732-663-4042

CENTRAL JERSEY BANCORP

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(unaudited)

(dollars in thousands, except share amounts)

ASSETS	September 30, 2009	December 31, 2008
Cash and due from banks	$20,217	$9,306
Federal funds sold	50,774	461

Cash and cash equivalents	70,991	9,767
Investment securities available-for-sale, at fair value	104,363	170,683
Investment securities held-to-maturity (fair value of $10,245 and $15,124, respectively, at September 30, 2009 and December 31, 2008)	9,832	14,679
Federal Reserve Bank stock	1,848	1,960
Federal Home Loan Bank stock	1,821	2,940
Loans held-for-sale	—	400

Loans	380,206	360,998
Less: Allowance for loan losses	8,677	4,741

Loans, net	371,529	356,257

Accrued interest receivable	2,224	2,251
Premises and equipment	6,063	6,303
Bank owned life insurance	3,784	3,685
Goodwill	—	26,957
Core deposit intangible	1,134	1,444
Other assets	4,084	2,059

Total assets	$577,673	$599,385

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$81,223	$75,947
Interest bearing	378,604	342,868

	459,827	418,815

Borrowings	54,143	71,741
Subordinated debentures	5,155	5,155
Accrued expenses and other liabilities	1,600	1,546
Investment securities purchased not settled	—	19,676

Total liabilities	520,725	516,933

Shareholders’ equity:
Common stock, par value $0.01 per share. Authorized 100,000,000 shares, 9,192,514 and 9,000,531 shares outstanding, and 9,438,962 and 9,246,979 shares issued, respectively, at September 30, 2009 and December 31, 2008	92	90
Preferred stock, liquidation value $1,000 per share. Authorized 10,000,000 shares and issued and outstanding 11,300 shares at September 30, 2009 and December 31, 2008	11,300	11,300
Additional paid-in capital	65,161	64,502
Accumulated other comprehensive income, net of tax expense	1,390	1,925
Treasury stock - 246,448 shares at September 30, 2009 and December 31, 2008	(1,806)	(1,806)
(Accumulated deficit)/retained earnings	(19,189)	6,441

Total shareholders’ equity	56,948	82,452

Total liabilities and shareholders’ equity	$577,673	$599,385

CENTRAL JERSEY BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Interest and dividend income:
Interest and fees on loans	$5,362	$5,414	$15,399	$15,838
Interest on securities available-for-sale	1,102	1,782	4,100	5,056
Interest on securities held-to-maturity	126	173	495	478
Interest on federal funds sold and due from banks	61	60	198	332

Total interest and dividend income	6,651	7,429	20,192	21,704

Interest expense:
Interest expense on deposits	1,656	1,962	5,547	6,864
Interest expense on other borrowings	236	429	730	989
Interest expense on subordinated debentures	43	78	150	252

Total interest expense	1,935	2,469	6,427	8,105

Net interest income	4,716	4,960	13,765	13,599

Provision for loan losses	1,058	252	4,510	399

Net interest income after provision for loan losses	3,658	4,708	9,255	13,200

Other income:
Gain on sale of securities available-for-sale	731	340	2,799	402
Service charges on deposit accounts	397	393	1,117	1,157
Gain on sale of loans held-for-sale	304	81	510	348
Income on bank owned life insurance	34	30	100	89

Total other income	1,466	844	4,526	1,996

Operating expenses:
Salaries and employee benefits	1,964	1,975	5,774	5,841
Net occupancy expenses	487	478	1,422	1,385
Data processing fees	245	272	709	708
Core deposit intangible amortization	103	121	310	362
Goodwill impairment	—	—	26,957	—
Other operating expenses	1,269	1,145	3,890	3,394

Total other expenses	4,068	3,991	39,062	11,690

Income (loss) before provision for income taxes	1,056	1,561	(25,281)	3,506

Income tax expense (benefit)	136	536	(207)	1,189

Net income (loss)	920	1,025	(25,074)	2,317

Preferred stock dividend	141	—	423	—
Preferred stock discount amortization	45	—	134	—

Net income (loss) available to common shareholders	$734	$1,025	$(25,631)	$2,317

Basic earnings (loss) per share	$0.08	$0.11	$(2.82)	$0.25

Diluted earnings (loss) per share	$0.08	$0.11	$(2.82)	$0.24

Average basic shares outstanding	9,140,796	9,074,977	9,082,641	9,118,884

Average diluted shares outstanding	9,379,394	9,504,798	9,320,549	9,544,772

The table below provides selected performance ratios for the three and nine months ended September 30, 2009. The ratios and other financial data exclude the impact of the previously-disclosed $27.0 million goodwill impairment charge.

Performance Ratios (unaudited) (dollars in thousands) Ratio	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Return on average assets	0.63%	0.75%	0.42%	0.58%
Return on average tangible assets	0.64%	0.79%	0.43%	0.62%
Return on average equity	6.46%	5.99%	3.42%	4.49%
Return on average tangible equity	6.60%	10.35%	4.40%	7.69%
Efficiency ratio	65.80%	68.76%	66.18%	74.96%
Efficiency ratio (less core deposit intangible amortization expense)	64.15%	66.68%	64.50%	72.64%
Operating expense ratio	2.76%	2.93%	2.72%	2.95%
Net interest margin	3.38%	3.99%	3.35%	3.78%

Ratio Calculations
Efficiency ratio:
Net interest income	$4,716	$4,960	$13,765	$13,599
Non-interest income	1,466	844	4,526	1,996
Total revenue	6,182	5,804	18,291	15,595
Non-interest expense	$4,069	$3,991	$12,105	$11,690
Ratio	65.80%	68.76%	66.18%	74.96%

Efficiency ratio (less core deposit intangible amortization expense):
Net interest income	$4,716	$4,960	$13,765	$13,599
Non-interest income	1,466	844	4,526	1,996
Total revenue	6,182	5,804	18,291	15,595
Non-interest expense	$4,069	$3,991	$12,105	$11,690
Less: Core deposit amortization expense	(103)	(121)	(310)	(362)
Non-interest expense (less core deposit intangible amortization expense)	$3,966	$3,870	$11,795	$11,328
Ratio	64.15%	66.68%	64.50%	72.64%

Operating expense ratio:
Average assets	$583,750	$541,665	$595,903	$529,295
Non-interest expense	$4,069	$3,991	$39,062	$11,690
Ratio	2.76%	2.93%	2.72%	2.95%